Exhibit 10.16


                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 2nd day of February, 1998, by and between Champps Entertainment, Inc., a Minnesota corporation (the "Seller"), and Dean P. Vlahos (the "Buyer").

                                    RECITALS
         WHEREAS, Seller presently operates a restaurant and on-sale beverage business (collectively, the "Restaurant") located at 1641 Plymouth Road, Minnetonka, Minnesota 55305 (the "Location").
         WHEREAS, Seller owns furniture, fixtures, equipment and leasehold improvements, goodwill and other general intangibles at the Location. Buyer desires to purchase and have assigned and transferred to it such assets.
         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is hereby agreed by and between the parties as follows:
                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section I.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         (a) "Assumed Obligations" means all claims, debts, liabilities and obligations of any type kind or nature accruing from and after the Effective Time (as defined in Section 6.1 hereof) related to the Restaurant, including without limitation obligations arising under:


                   (i) The Lease and the other leases, contracts, purchase agreements, permits, licenses and other obligations described on Schedule I attached hereto and other similar or replacement agreements entered into by Seller in the ordinary course of business of operating the Restaurant in accordance with past practice between the date hereof and the Effective Time, including, without limitation, all base rent, common area charges, operating expenses and other similar costs, expenses, obligations and liabilities accruing under such agreements from and after the Effective Time.

                   (ii) All Taxes (as defined below) incurred by or on behalf of Buyer from and after the Effective Time in connection with the operation of the Restaurant from and after the Effective Time.

                   (iii) The fees and  expenses  payable by Buyer under  Section
14.8 below.

                   (iv) Any and all debts, liabilities and obligations which arise, result from, or relate in any way to the operation of the Restaurant by Buyer following the Effective Time, including all amounts due any employees employed in connection with the operation of business conducted on the Location from and after the Effective Time, including, without limitation, all salaries, wages and other amounts due such employees and all employee payroll deductions such as FICA, state and federal withholding taxes, unemployment compensation taxes, union or other required payments or deductions and all vacation or sick leave benefits or pay.

         (b) "Lease" means the Lease Agreement for Bonaventure dated as of June 2, 1989, as amended through the date hereof, between Bonaventure Associates Limited partnership, as Landlord (the "Lessor") and Champps of Minnetonka, as Tenant.

         (c) "Retained Obligations" means all claims, debts, liabilities and obligations of any type kind or nature which arose, result from or relate in any way to the operation of the Restaurant prior the Effective Time, including without limitation obligations arising under:

                   (i) The Lease and the other leases, contracts, purchase agreements, permits, licenses and other obligations described on Schedule I attached hereto and other similar or replacement agreements entered into by Seller in the ordinary course of business of operating the Restaurant in accordance with past practice between the date hereof and the Effective Time, including, without limitation, all base rent, common area charges, operating expenses and other similar costs, expenses, obligations and liabilities accruing under such agreements prior to the Effective Time.

                   (ii) All Taxes (as defined below) incurred by or on behalf of Seller prior to the Effective Time in connection with the operation of the Restaurant prior to the Effective Time.

                   (iii) The fees and expenses  payable by Seller under  Section
14.8 below.

                   (v) Except as otherwise provided in Section 7.4 hereof, any and all debts, liabilities and obligations which arise, result from, or relate in any way to the operation of the Restaurant by Seller before the Effective Time, including all amounts due any employees employed in connection with the operation of business conducted on the Location prior to the Effective Time, including, without limitation, all salaries, wages and other amounts due such employees and all employee payroll deductions such as FICA, state and federal withholding taxes, unemployment compensation taxes, union or other required payments or deductions and all vacation or sick leave benefits or pay.

         (d) "Taxes" means all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamps taxes, transfer taxes and windfall profit taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions, including interest, fines and penalties

                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

         Section II.1 Property to be Sold. Seller, in consideration of the covenants and agreements of Buyer hereinafter set forth, does hereby agree to sell, transfer, assign and convey unto Buyer, its successors and assigns, the business and goodwill of the Restaurant and the tangible operating assets located at the Location and used in the operation of the Restaurant (collectively, the "Assets") (exclusive, however, of the assets described in Section 2.3 below), including, but not limited to the following:

         (a) The furniture fixtures and equipment described on Schedule II attached hereto and all furniture, fixtures, equipment, furnishings, maintenance equipment and leasehold improvements, all trade fixtures, furnishings, machinery and equipment, cooking utensils, glassware, dishes, silverware, and supplies and other personal property located on or about the Location which is owned by Seller.

         (b) Vendor lists, operating paper goods and business forms, rights to telephone numbers and directory listings and goodwill associated with the Restaurant.

         (c) The Seller's interest, if any, in the service and maintenance contracts, real estate and equipment leases, permits and licenses and other contracts, permits and licenses pertaining to the operation of the Restaurant at the Location and described on Schedule I hereto.

         Section II.2 "AS-IS" PURCHASE. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER HAS FULLY EXAMINED THE ASSETS AND HAS RELIED ON ITS OWN DISCRETION AND JUDGMENT WITH REGARD TO THE TRANSACTIONS CONTEMPLATED HEREUNDER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ASSETS HAVE BEEN SOLD ON AN "AS IS" AND "WHERE IS" BASIS, WITH NO REPRESENTATIONS OR WARRANTIES OF SELLER OF ANY KIND, TYPE OR NATURE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE VALUE, PAST, PRESENT OR FUTURE INCOME, COMPLIANCE WITH SPECIFICATIONS, SIZE, LOCATION, AGE, USE, MERCHANTABILITY, DESIGN, QUALITY, DESCRIPTION, DURABILITY, OPERATION OR CONDITIONS OF THE ASSETS, WHETHER VISIBLE OR NOT.

         Section II.3 Excluded Assets. Buyer and Seller expressly understand and agree that Seller has not agreed to sell, assign, transfer or convey (a) Seller's corporate minute book, stock books, accounts receivable and other rights to payment, bonds and savings certificates and bank accounts, (b) all trade names, trademarks, service marks, symbols, logos, copyrights and other proprietary materials or trade rights used by Seller in the operation of the Restaurant and all registrations, applications and licenses for any of the foregoing, it being understood that Buyer and Seller will, on the Date of Closing, enter into a Franchise Agreement in the form attached hereto as Exhibit A (the "Franchise Agreement") whereby Buyer will obtain certain rights to use the foregoing in the operation of the Restaurant under the terms and conditions set forth in the Franchise Agreement, and (c) all cash and cash equivalents except as otherwise provided in Article IV hereof.

         Section II.4 Assets to be Transferred Free and Clear. The Assets to be transferred by Seller to Buyer shall be transferred free and clear of all liabilities, obligations, security interests, and encumbrances, except for the security interests and encumbrances ("Permitted Encumbrances") set forth on
Schedule III attached hereto.

         Section II.5 Assumption of Liabilities. Buyer, in consideration of the covenants and agreements of Seller hereinafter set forth, does hereby agree to assume and perform the Assumed Obligations.

                                   ARTICLE III
                                 PURCHASE PRICE

         Section III.1 Purchase Price and Payment. Buyer, in consideration of the covenants and agreements of Seller, hereby agrees to pay to Seller as and for the purchase price for the Assets (exclusive of the price of inventory and cash-on-hand as provided in Article IV hereof) the sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000) (the "Purchase Price"):

         (a) The entire sum of $1,500,000 shall be due and payable by wire transfer on the Date of Closing.

         Section III.2 Allocation of Purchase Price. Buyer and Seller shall attempt in good faith to reach an agreement on or before the Date of Closing with regard to the allocation of the Purchase Price between the Assets to be acquired hereunder. The Purchase Price shall be allocated among the Assets in accordance with the agreement of the parties. Seller and Buyer shall prepare their federal, state, local and foreign tax returns in a manner which is consistent with allocation to be prepared in accordance with this Agreement, and, to the extent applicable, shall comply with, and furnish information required by, Section 1060 of the Tax Code of 1986 and the treasury regulations thereunder.

                                   ARTICLE IV
                           INVENTORY AND CASH-ON-HAND

         (a) Buyer shall purchase, and Seller shall sell, all of Seller's inventory of food, miscellaneous saleable products and beverages (which may or may not include alcoholic beverages, which shall be sold at such time in accordance with applicable laws) (the "Inventory") located within the Location as of the Effective Time (as defined in Section 6.1), based on an inventory taken after the close of business on the Date of Closing by representatives of Buyer and Seller. Such inventory of assets and supplies shall be in writing and shall describe the quantity of each item constituting a part of the Inventory. The Inventory shall be valued at the Seller's invoice prices. The price of the Inventory, as determined in accordance with this Article IV, shall be paid by Buyer, in cash, not later than thirty (30) days after the Date of Closing.

         (b) In addition to the foregoing, the Buyer shall tender cash to Seller on the Date of Closing in the amount of $15,000, which amount shall be equal to the Restaurant's cash-on-hand (consisting of so-called "change funds" at the Location) as of the Effective Time, which cash-on-hand shall be transferred to Buyer as of the Effective Time.

                                    ARTICLE V
                                    PRORATION

         The following items relating to the Assets will be prorated between Buyer and Seller as of the Effective Time:

         (a) Pre-paid lease and service contracts and other items assumed by Buyer.

         (b) Water and other utility charges, assignable deposits, rent and all other common area maintenance charges due under the Lease.

         (c) Prepaid liquor and food license fees and other fees and other charges for licenses and permits assigned by Seller to Buyer (but only to the extent that such licenses and permits are assignable by Seller to Buyer under applicable law).

         (d) Vacation pay and employee wages.

         (e) All other items customarily prorated and adjusted in connection with the sale of property of the type contemplated by this Agreement.

         All prorations required under this Article V shall be allocated so that items relating to time periods prior to the Effective Time will be allocated to Seller and items relating to time periods beginning on or after the Effective Time will be allocated to Buyer (but only to the extent that such assets are part of the Assets acquired by Buyer hereunder and such liabilities are part of the Assumed Obligations assumed by Buyer).

         Seller shall provide Buyer with its written estimate of the amount payable by Buyer to Seller under this Article V within twenty (20) days after the Date of Closing. Buyer shall pay the prorations within thirty (30) days after the Date of Closing. In the event Buyer disputes a proration, Buyer and Seller shall negotiate in good faith to resolve any disagreements concerning the adjustments contemplated under this Article V prior to the Date of Closing. In the event that the parties are unable to resolve any such disagreement within fifteen (15) days following delivery to Buyer of Seller's estimate, then, in such  event,  the  parties  shall  submit the  dispute  to a  mutually  accepted independent accountant (the "Reviewing Accountant") to resolve such disagreement. Any determination by the Reviewing Accountant shall be completed by no later than ninety (90) days following the submission of the matter and shall be final, binding and conclusive with respect to the matters in dispute, absent fraud or manifest error. The fees of the Reviewing Accountant shall be proportioned equally between Buyer and Seller.

         In the event these matters are submitted to the Reviewing Accountant, the party owing money in accordance with the Reviewing Accountant's decision shall pay such sum within five (5) days following receipt of the report of the Reviewing Accountant.

         If any terms prorated as of the Date of Closing are based on estimates (including, without limitation, percentage rents and common area charges under the Lease) such proration shall be adjusted at such time as the final adjustments of such payments are made and any amounts due Seller or Buyer, as the case may be, on account thereof shall be paid in cash within ten (10) days following such adjustment.

                                   ARTICLE VI
                                     CLOSING

         Section VI.1 Date of Closing. The closing of the transactions contemplated hereby shall occur at 9:00 a.m. on February 3, 1998 ("Date of Closing" or "Closing Date"). The closing shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, or at such other place as the parties may agree. Seller shall keep control of and operate the Restaurant through the close of business on the Date of Closing. Immediately after the Restaurant closes for business on the Date of Closing (the "Effective Time"), Buyer shall assume possession of the Restaurant and Assets at the Location and shall control and operate the Restaurant beginning as of the opening of business on the day after the Date of Closing.

         Section VI.2 Deliveries of Seller. At the closing, Seller shall deliver the following documents to Buyer:

         (a) An executed Bill of Sale, Assumption of Liabilities and Assignment Agreement substantially in the form of Exhibit B..

         (b) An executed Franchise Agreement, substantially in the form of Exhibit A, as soon as practicable after approval of the franchise offering circular by the State of Minnesota.

         Section VI.3 Deliveries of Buyer. At the closing, the Buyer shall deliver to Seller the following:

         (a) The Franchise Agreement duly executed by Buyer.

         (b) Consent to Assignment of Lease and Unconditional Release of Seller from the Lease, in the form of Exhibit C attached hereto, duly executed by the Landlord of the Lease.

         (c) Such other documents, certificates and instruments as may be reasonably requested by Seller in connection with the transactions contemplated hereby.

                                   ARTICLE VII
                               CONDUCT OF BUSINESS

         Section VII.1 Conduct of Business up to Effective Time. During the period between the date hereof and the Effective Time, Seller agrees that it will continue to operate the Restaurant diligently and only in the ordinary course of business. Seller will not take any action which will cause any material change in the operations of the Restaurant or in the properties utilized in its operations, other than changes in the ordinary course of business.

         Section VII.2 Authorization from Others. Prior to the Effective Time, Seller and Buyer will use their best efforts, but without cost to Seller, to obtain the consent of the Lessor to the Assignment of Lease contemplated under sub-paragraph (d) of Section 6.2 above and all other authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.

         Section VII.3 Consummation of Agreement. Seller shall use its best efforts, but without cost to Seller, to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         Section VII.4 Employees.

         (a) Seller shall terminate the employment of all of its employees employed at the Location with respect to the Restaurant (the "Subject Employees") as of the Effective Time. The Buyer shall hire all Subject Employees as of the Effective Time on terms and conditions equivalent (including without limitation identical salary or hourly compensation rates) to those of Seller immediately prior to the Effective Time. Except as may be otherwise agreed by the parties as a result of good faith negotiation, Seller shall use its best efforts, but without cost to Seller, to insure that all Subject Employees shall accept such employment by Buyer following the Effective Time. As between Seller and the Buyer, it is agreed that the Subject Employees will become employees of the Buyer as of the Effective Time. The parties acknowledge and agree that the Buyer shall not acquire any rights or interests of Seller in, or assume or have any obligations or liabilities of Seller under, any employee benefit plans of Seller with the exception of vacations accrued but not taken as of the Effective Time, for which Buyer shall be liable after the Effective Time. However, Buyer shall not be obligated to continue the employment of any Subject Employees for a fixed term or any guaranteed length of time following the Effective Time.

         (b) Buyer acknowledges that Seller has not provided the Subject Employees with a notice of employment loss under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101, et. seq. on the basis of the understanding and agreement of the parties that the transaction contemplated hereunder will not result in an "employment loss" within the meaning of such statute.

         Section VII.5 Removal of Assets. Seller shall not remove from the Location any of the physical Assets to be purchased hereunder (except for items replaced in the ordinary course of business with items of equivalent value).

         Section VII.6 Access. Seller shall permit the Buyer, and its agents or employees, to have access to the Restaurant during ordinary business hours for the purpose of observing the operation of the Restaurant and reviewing the books and records of the Restaurant, all at the sole cost and expense of Buyer. Under no circumstances shall Buyer participate in the management of the Restaurant prior to closing.

                                  ARTICLE VIII
                            ASSUMPTION OF LIABILITIES

         Buyer shall assume as of the Effective Time all obligations, duties and liabilities arising under or with respect to any of the Assumed Obligations.

         Seller and Buyer acknowledge and agree that Buyer has not agreed to assume any of Seller's liabilities and obligations except for the Assumed Obligations. The assumption of the Assumed Obligations by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities.

                                   ARTICLE IX
                                   CONDITIONS

         Section IX.1 Conditions to Obligations of Seller. Unless waived by Seller in writing, the obligations of Seller to sell the Assets are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) Buyer shall have delivered to Seller the documents and items identified in Section 6.3 hereof.

         (b) Buyer shall have complied in all material respects with the covenants, agreements and conditions of Buyer contained herein to be performed at or prior to the closing.

         (c) The representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date and all actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by counsel for Seller, and such counsel shall have received on behalf of Seller such other certificates, and documents in form satisfactory to counsel for Seller, as Seller may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the closing and the correctness as of the closing of the representations and warranties of Buyer. Seller shall also have received all required authorizations, waivers, consents and permits to permit the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Seller, from all third parties, including without limitation applicable governmental authorities, regulatory agencies, Seller's lessors, lenders and contract parties, required in connection with the transfer of Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, accelerations or modification of any agreement, contract, instruments, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award binding on Seller or otherwise applicable to the Restaurant as a result of, or in connection with, the execution and performance of this Agreement or as a result of any action taken by any party holding a mortgage, lien or other encumbrance on the Location. Seller shall diligently and in good faith undertake to obtain the approvals, licenses and other matters referred to in subsection (c) of this
Section 9.1. Buyer shall reasonably cooperate with the Seller in the performance by the Seller of its obligations hereunder.

         Section IX.2 Conditions to Obligations of Buyer. Unless waived by Buyer in writing, the obligations of Buyer to purchase the Assets are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) Seller shall have delivered to Buyer the documents and items identified in Section 6.2 hereof.

         (b) Seller shall have complied in all material respects with the covenants, agreements and conditions of Seller contained herein to be performed at or prior to the closing.

         (c) The representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date and all actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, and documents in form satisfactory to counsel for Buyer, as Buyer may reasonably require from Seller to evidence compliance with the terms and conditions hereof as of the closing and the correctness as of the closing of the representations and warranties of Seller.

         (d) Except as provided in Section 9.3 below,  Buyer shall have received
(i) all health, restaurant, food, liquor and other governmental licenses, permits and approvals necessary or appropriate, in the reasonable judgment of the Buyer, to the continued operation and management of the Restaurant, and (ii) all required authorizations, waivers, consents and permits to permit the continuation of the business of the Restaurant and the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitations, applicable governmental authorities, regulatory agencies, Seller's lessors, lenders, the holders of any mortgages or other liens on the Location and contract parties, required in connection with the transfer of Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, accelerations or modification of any agreement, contract, instruments, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award binding on Seller or otherwise applicable to the Restaurant as a result of, or in connection with, the execution and performance of this Agreement or as a result of any action taken by any party holding a mortgage, lien or other encumbrance on the Location. Buyer shall use its best efforts to obtain the approvals, licenses and other matters referred to in subsection (e) of this Section 9.2. Seller shall reasonably cooperate with the Buyer in the performance by the Buyer of its obligations hereunder.

         Section IX.3 Liquor License.

         (a) This transaction shall be submitted to the appropriate licensing authorities of Minnetonka, Minnesota (and any other governmental authority responsible for the issuance of first-class on-sale food and liquor licenses, collectively the "City") and Buyer and Seller shall each use their best efforts and utmost good faith and use all diligence to secure such licenses. Pending issuance of the food and liquor license referred to in this Section 9.3, the Buyer shall operate the Restaurant under authority of Seller's existing licenses under the terms of an interim management agreement (the "Interim Management Agreement") in substantially the form of Exhibit D attached hereto. Notwithstanding anything to the contrary contained in the Interim Management Agreement, Seller shall not be obligated to provide Buyer with overhead, corporate, accounting, legal and other similar services following the Effective Time.

         (b) In the event that (i) either party is notified that the City will not permit the parties to continue operation of the Restaurant on the terms of the Interim Management Agreement, (ii) Seller's existing food and beverage license for the Restaurant (the "Existing Licence") shall become subject to any proceeding for the revocation of such license, (iii) the Existing License should not be renewed or (iv) a new food and beverage license for the Restaurant in Buyer's name is not issued by the City on or before the first anniversary of the Date of Closing such that the Interim Management Agreement can be terminated, then, in any such event:

                   (i) The instruments of transfer referred to in Section 6.2 shall be returned by Buyer to Seller and Buyer shall execute and deliver to Seller (or cause to be executed and delivered) all documents and instruments necessary to revest Seller with good and marketable title to the Assets (subject to the Permitted Encumbrances and such other liens and encumbrances incurred by or on behalf of Seller).

                   (ii) Seller shall return to Buyer all payments made by Buyer hereunder, together with interest on such amount from the date of payment by Buyer to Seller, until repaid by Seller, at an annual rate of six (6) percent, less the actual net profit recovered by Buyer for the operation of the Restaurant and payable to Buyer under the Interim Management Agreement for the period beginning on the Effective Time and ending on the date of retransfer contemplated under this Section 9.3. (c) In the event of a dispute or controversy with regard to the payments to be made or received in accordance with Section 9.3(b) above, then, in any such event, such a dispute or controversy shall be submitted to a final, binding and conclusive arbitration pursuant to Minn. Stat. 572.08 et. seq. to be conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"). Three independent arbitrators, one to be approved each of the parties and third by the two so chosen shall be selected, either based on mutual agreement or from the panel submitted by the AAA. The panel shall have authority, within its discretion to award, as part of its decision such additional amounts for actual damages, expenses, costs and attorney fees if it finds bad faith as to one of the parties. Additional, the panel may award interest at the annual rate of six percent (6%) from the date determined by the panel until such payments are paid. The decision of the arbitrators shall be final and binding, and for the purpose of entering any award, the decision may be reduced to a judgment of any court of appropriate jurisdiction.

         (d) Notwithstanding the foregoing, Buyer or Seller or both shall be entitled to seek injunctive action against the City to enjoin the non-renewal or termination of the Existing License as a result of the transaction contemplated herein. If such injunction is granted, Section 9.3(a) shall not be implemented until final adjudication is exhausted.

         (e) Notwithstanding anything to the contrary contained herein, or in any instrument of transfer delivered hereunder, the Buyer shall not acquire a pecuniary interest in the Restaurant prior to the issuance of the new food and liquor licenses referred to in Section 9.3(a) in violation of any applicable state or local law or ordinance.

                                    ARTICLE X
                            TERMINATION OF AGREEMENT

         Section  X.1   Termination.   This   Agreement  and  the   transactions
contemplated hereby may be terminated at any time prior to the Closing Date:

         (a) By mutual written consent of Seller and Buyer.

         (b) By either Buyer or by Seller if the closing shall not have occurred prior to the close of business on February 15, 1998, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) may do so only if the failure to close shall not have resulted from the failure of such party to comply with any of the terms of this Agreement or from the inaccuracy of any representation or warranty of such party.

                                   ARTICLE XI
                             SELLER REPRESENTATIONS

         As an integral part of this Agreement, and in order to induce Buyer to enter into this Agreement and purchase the Assets, Seller hereby covenants, represents and warrants to Buyer:

         Section XI.1 Execution and Delivery; Effect of Agreement. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted.

         Section XI.2 Authority of Seller.

         (a) Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, documents and instrument have been duly authorized by all necessary action of Seller and no other action on the part of Seller is required in connection therewith.

         (b) This Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller enforceable in accordance with their terms. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

                   (i) Does not and will not violate any provision of the Articles of Incorporation or by-laws of Seller.

                   (ii) Does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (except that certain governmental consents and authorizations are required in connection with the operation of a bar and restaurant business at the Location). (c) Seller owns the Assets free and clear of all liabilities, obligations, security interests, and encumbrances, except for Permitted Encumbrances.

         Section XI.3 Conduct of Business. To the knowledge of Seller, except as disclosed on Schedule III:

         (a) Seller is currently in possession of the Location pursuant to the Lease; Seller has not defaulted in the payment of performance of any obligation of Seller under the Lease.

         (b) There are no collective bargaining agreements in effect with any of Seller's employees.

         (c) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Federal, probate, municipal, or other court, or any governmental administrative or self-regulatory body or agency, or self or any private arbitration tribunal, or to the Seller's knowledge threatened against, or relating to affecting Seller by reason of the Restaurant or the transactions contemplated by this Agreement.

         Section XI.4 No Brokers. Neither Seller nor any of its affiliates has employed any broker, finder or agent in connection with the transactions contemplated by this Agreement, and neither Seller nor any of its affiliates has otherwise become obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement

                                   ARTICLE XII

REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller that:

         Section XII.1 Authority of Buyer.

         (a) Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and no other action on the part of Buyer is required in connection therewith.

         (b) This Agreement and each agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

         (i) Does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (except that certain governmental consents and authorizations are required in connection with the operation of a bar and restaurant business at the Location).

         Section XII.2 Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required to be obtained by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the taking by Buyer of any other action contemplated hereby.

         Section XII.3  Availability of Funds.  Buyer will have available at the
closing   sufficient   funds  to  enable  it  to  consummate  the   transactions
contemplated by this Agreement.

         Section XII.4 Solvency. The present fair saleable value of the assets of the Buyer will, immediately following the Effective Time, exceed the amount that will be required to be paid on or in respect of its debts and other liabilities (including contingent liabilities) as they mature. The assets of the Buyer do not, and immediately following the Effective Time will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Buyer does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Buyer and the amounts to be payable on or in respect of its obligations).

         Section XII.5 Litigation. There is no litigation pending or, to Buyer's knowledge, threatened by or against or affecting Buyer, which seeks to enjoin, challenge the validity of this Agreement or obtain damages or other relief in respect of the consummation of the transaction contemplated hereby.

         Section XII.6 Representation by Counsel. Buyer has been represented by legal counsel in connection with the transaction contemplated in this Agreement and has relied upon such independent counsel with respect to all legal and tax consequence of the transaction contemplated herein.

         Section XII.7 Sophisticated Investor. Buyer is a knowledgeable and sophisticated investor in assets of the type to be conveyed under this Agreement.

         Section XII.8 No Brokers. Neither Buyer nor any of its affiliates has employed any broker, finder or agent in connection with the transactions contemplated by this Agreement, and neither Buyer nor any of its affiliates has otherwise become obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.

                                  ARTICLE XIII
                          SURVIVAL AND INDEMNIFICATION

         Section XIII.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations, warranties, agreements, covenants and obligations shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under this Article XIII shall expire.

         Section XIII.2 Indemnification by Seller. Seller shall indemnify and hold Buyer and its respective subsidiaries and affiliates and persons servings as shareholders, officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Article XIII) (hereafter, "Losses") which may be sustained or suffered by any of them arising out or based upon any of the following matters:

         (a) Fraud, intentional misrepresentation or a deliberate or wilful breach by Seller of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto.

         (b) Any other breach of any representations, warranty or covenant of Seller under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

         (c) Any liability of Seller for Taxes owed by it payable for any period prior to the Effective Time.

         (d) All Retained Obligations.

         (e) The claim of any broker, finder or other agent employed by or on behalf of Seller.

         Section XIII.3 Limitations on Indemnification by Seller. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 13.1 shall be subject to the following provisions:

         (a) No indemnification shall be payable pursuant to Section 13.2(b) above to any Buyer Indemnified Party, until Losses for which the Buyer may be indemnified hereunder exceed $20,000, whereupon the full amount of such Losses in excess of $20, 000 shall be recovered in accordance with the terms hereof; provided, however, that under no circumstances shall the aggregate amount recovered or payable pursuant to Section 13.2 (b) to any and all of the Buyer Indemnified Parties exceed the sum payable under Section 3.1 hereof.

         (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 13.2(b) (exclusive of claims for indemnification for Taxes or tax related matters) after expiration of eighteen (18) months from the Date of Closing, plus such further period necessary to resolve any claim for indemnification made prior to such date (the "Indemnification Cut-Off Date").

         Section XIII.4 Indemnification by Buyer. Buyer agrees to indemnify and hold Seller harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Article XIII) (hereafter, "Losses") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) A breach of any representations or warranties made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claims, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         (b) Any and all failures of the Buyer to pay or to perform and discharge any of the Assumed Obligations or to perform any covenants made by Buyer in this Agreement.

         (c) Any and all employment practices, decisions, actions or proceedings undertaken by Buyer following the Effective Time in connection with the operation of the Restaurant.

         Section XIII.5 Limitation on Indemnification by Buyer. Notwithstanding the foregoing, the right of Seller to Indemnification under Section 13.4 shall be subject to the following provisions:

         (a) No indemnification shall be payable pursuant to Section 13.4(a) above to Seller, until Losses for which the Seller may be indemnified hereunder exceed $20,000, whereupon the full amount of such Losses in excess of $20,000 shall be recovered in accordance with the terms hereof; provided, however, that under no circumstances shall the aggregate amount recovered or payable pursuant to Section 13.3(a) to Seller exceed the sum payable under Section 3.1 hereof.

         (b) No indemnification shall be payable to Seller with respect to claims asserted pursuant to Section 13.4 above after the Indemnification Cut-Off Date, plus such further period necessary to resolve any claim for indemnification made prior to such date.


         Section XIII.6 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party in conducting a good faith and diligent defense. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representations of both parties by the same counsel would be inappropriate under applicable standard of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense (with counsel selected by the indemnified party), and shall have the right to compromise or settle the same (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnify party, then the indemnified party shall make available all information and assistance that the indemnify party may reasonably request and shall cooperate with the indemnify party in such defense.

         Section XIII.7 Calculation of Losses. In calculating the amount of any Losses under this Agreement, the parties shall take into account, and reduce the Losses by an amount equal to the amount of any claim or recovery available under any insurance policies or against any third parties. Subject to the provisions of Sections 13.3 and 13.5, Losses for which a person is required to indemnify another person hereunder shall be calculated on a dollar for dollar basis.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section XIV.1 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof. Matters disclosed by Seller to Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all sections of this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. If and to the extent that the provisions hereof or of any agreement or instrument contemplated hereby conflict with or may be construed to constitute a breach of that certain Agreement and Plan of Merger among CEI, DAKA International, Inc. and CEI Acquisition Corp. dated as of October 10, 1995 or any agreement or instrument contemplated thereby or executed in connection therewith, the provisions of this Agreement or the applicable agreement or instrument contemplated hereby shall prevail so as to eliminate such potential conflict or breach.

         Section XIV.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned, in whole or in part, by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof shall release the assignor of his or its obligations under this Agreement and, upon any such assignment, the representations, warranties, covenants and agreements contained in this Agreement, plus any other representations, warranties, covenants and agreements reasonably required as a result of such assignment, shall be deemed to have been made by the assignee as well as by the assignor.

         Section XIV.3 Risk of Loss.

         (a) Until this transaction is consummated the entire risk of loss with respect to the Assets and business of Seller shall be borne by Seller which shall, in all events, keep the Assets fully insured against loss, damage or destruction. From and after the closing of this transaction, risk of loss shall be borne by Buyer.

         (b) In the event that prior to the Effective Time the Assets, or any portion thereof, are materially destroyed or damaged by fire or other casualty or loss, or the premises or buildings in which the Restaurant are located are so damaged or destroyed, Seller shall promptly notify Buyer in writing, and Buyer shall have ten (10) days after receipt of such notice to elect to (i) cancel and terminate this Agreement, or (ii) consummate the purchase contemplated hereby.

         (c) In the event of such damage or destruction as described in Section 14.3(b) above, and Buyer elects to consummate the transaction contemplated hereby, Seller shall assign to Buyer all of Seller's rights under, and interest in, all of Seller's insurance policies, insurance proceeds and contracts and all other rights of Seller to seek indemnification for such loss or damage, all amounts recovered thereunder or thereby by Buyer to remain the sole property of Buyer.

         (d) In the event of the damage or destruction referred to in Section 14.3(b) of this Agreement, and Buyer shall not elect to consummate the transactions contemplated by this Agreement, then upon termination and cancellation of this Agreement, Seller shall refund to Buyer, together with interest thereon, the earnest money, if any, paid by Buyer to Seller under this Agreement.

         Section XIV.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         Section XIV.5 No Construction Against Author. This Agreement shall not be construed more strictly against one party than against the other by virtue of the fact that it may have been drafted or prepared by counsel for one of the parties, it being recognized that Buyer and Seller have each contributed substantially and materially to the preparation of this Agreement.

         Section XIV.6 Headings. The headings of the Articles and Sections of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         Section XIV.7 Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

         Section XIV.8 Fees and Expenses.

         (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and, except as expressly provided herein, no expenses of Seller relating in any way to the purchase and sale of the Assets hereunder and the transactions contemplated hereby, including, without limitation legal, accounting or other professional expenses of Seller, shall be charged or paid by Buyer or included in any of the Assumed Obligations.

         (b) Buyer will pay all costs incurred, whether at or subsequent to the Effective Time, in connection with any sales, use, excise, real property and transfer taxes and charges applicable to such transfer, all recording charges and title company fees and premiums applicable to the recordation of deeds and mortgages and other instruments of transfer and the issuance of the title insurance contemplated hereunder, and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Buyer will pay all premiums, charges and costs of obtaining and providing surveys, appraisals, UCC and title searches for the benefit of Buyer with respect to the Assets.

         (c) Notwithstanding anything to the contrary contained herein, the prevailing party in any litigation commenced hereunder shall be entitled to such parties fees and expenses, including reasonable attorneys fees and disbursements.

         Section XIV.9 Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior written consent of Buyer and Seller.

         Section XIV.10 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

If to Seller:                       c/o Champps Entertainment, Inc.
                                    1 Corporate Place
                                    55 Ferncroft Road
                                    Danvers, Massachusetts 01923-4001
                                    Attention: Charles W. Redepenning

                                    With copy to:

                                    Goodwin, Proctor & Hoar, LLP
                                    Exchange Place
                                    Boston, Massachusetts 02109
                                    Attention: Ettore A. Santucci, P.C.

If to Buyer:                        Dean P. Vlahos
                                    80 Gideons Point Road
                                    Tonka Bay, MN  55331

                                    With copy to:

                                    Kaplan, Strangis and Kaplan, P.A.
                                    5500 Norwest Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402
                                    Attention: David Karan, Esquire


or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         Section XIV.11 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction and without giving effect to the principles of conflicts of law of such jurisdiction.

         Section XIV.12 Further Assurances. At any time or from time to time after the Effective Time, either party shall, at the request of the other party, and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement.

         Section XIV.13 Severability. If any provision hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality, voiding or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         Section XIV.14 Survival. Except as set forth in Article XIII above, the representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered by Buyer or Seller hereunder shall survive the closing contemplated hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

                            SELLER:

                            CHAMPPS ENTERTAINMENT, INC., a Minnesota corporation


                            By:
                            Its


                            BUYER:

                            Dean P. Vlahos


                            ---------------------------------

                                  EXHIBIT A

                               FRANCHISE AGREEMENT

                                    EXHIBIT B

         BILL OF SALE, ASSUMPTION OF LIABILITES AND ASSIGNMENT AGREEMENT

                                    EXHIBIT C

                  ASSIGNMENT OF LEASE AND UNCONDITIONAL RELEASE

                                    EXHIBIT D

                          INTERIM MANAGEMENT AGREEMENT